Exhibit (m)(4)(i)

FIRST AMENDMENT TO THE SERVICES AGREEMENT

This Amendment is made effective as of the first day of March, 2014 by and between GMO Series Trust (the “Company”) and Mercer HR Services, LLC (“MHRS”) as parties to the Services Agreement dated April 1, 2012 (the “Agreement”).

WHEREAS, the parties entered into the Agreement with regard to certain employee benefit, profit-sharing, and retirement plans for which MHRS now performs or intends to perform administrative and recordkeeping services;

WHEREAS, the parties desire to amend the Agreement in the manner hereinafter set forth;

NOW THEREFORE, pursuant to Section 20 of the Agreement, the parties hereby amend the Agreement in the following form:

1.	The existing Exhibit A, Funds and Fees, shall be deleted in its entirety and replaced with the attached Exhibit A, Funds and Fees

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

MERCER HR SERVICES, LLC		GMO SERIES TRUST

By:	/s/ Margaret Buckley	By:	/s/ Megan Bunting
Name:	Margaret Buckley	Name:	Megan Bunting
Title:	Finance Manager	Title:	Vice President and Assistant Clerk
Date:	3/4/14	Date:	3/6/14

EXHIBIT A

FUNDS AND FEES

Company shall pay to MHRS the following fees per annum, calculated based on the average daily net asset value of shares of Funds held on behalf of the Plans. MHRS shall invoice on a quarterly basis and the fees shall be paid in arrears within 30 days after the end of each quarter by wire transfer, which shall include a description of such payment. Company shall reference the specific invoice number when paying each quarterly invoice and such payments shall be sent to the account specified below, or such other account that MHRS may notify Company of and request that the fees be remitted to.

Each party shall keep adequate and accurate records with respect to the calculation and payment of the fees hereunder. Such records shall be provided to the other party upon request for purposes of auditing and reconciliation of payment amounts.

FUND	Share Class	CUSIP	12b-l Fee
GMO Benchmark Free Allocation Series Fund	R4	380131417	0.25% (25 bps)
GMO Benchmark Free Allocation Series Fund	R5	380131391	0.10% (10 bps)
GMO Benchmark Free Allocation Series Fund	R6	380131383	no fee
GMO Core Plus Bond Series Fund	R4	380131649	0.25% (25 bps)
GMO Core Plus Bond Series Fund	R5	380131631	0.10% (10 bps)
GMO Core Plus Bond Series Fund	R6	380131623	no fee
GMO Emerging Countries Series Fund	R4	380131672	0.25% (25 bps)
GMO Emerging Countries Series Fund	R5	380131664	0.10% (10 bps)
GMO Emerging Countries Series Fund	R6	380131656	no fee
GMO Foreign Fund Series Fund	R4	380131714	0.25% (25 bps)
GMO Foreign Fund Series Fund	R5	380131698	0.10% (10 bps)
GMO Foreign Fund Series Fund	R6	380131680	no fee
GMO Global Asset Allocation Series Fund	R4	380131441	0.25% (25 bps)
GMO Global Asset Allocation Series Fund	R5	380131433	0.10% (10 bps)
GMO Global Asset Allocation Series Fund	R6	380131425	no fee
GMO Global Equity Allocation Series Fund	R4	380131474	0.25% (25 bps)
GMO Global Equity Allocation Series Fund	R5	380131466	0.10% (10 bps)
GMO Global Equity Allocation Series Fund	R6	380131458	no fee
GMO International Bond Series Fund	R4	380131615	0.25% (25 bps)
GMO International Bond Series Fund	R5	380131599	0.10% (10 bps)
GMO International Bond Series Fund	R6	380131581	no fee
GMO Int. Developed Equity Allocation Series Fund	R4	380131375	0.25% (25 bps)
GMO Int. Developed Equity Allocation Series Fund	R5	380131367	0.10% (10 bps)
GMO Int. Developed Equity Allocation Series Fund	R6	380131359	no fee
GMO International Equity Allocation Series Fund	R4	380131516	0.25% (25 bps)
GMO International Equity Allocation Series Fund	R5	380131490	0.10% (10 bps)
GMO International Equity Allocation Series Fund	R6	380131482	no fee
GMO Quality Series Fund	R4	380131409	0.25% (25 bps)

FUND	Share Class	CUSIP	12b-l Fee
GMO Quality Series Fund	R5	380131508	0.10% (10 bps)
GMO Quality Series Fund	R6	380131607	no fee
GMO U.S. Core Equity Series Fund	R4	380131102	0.25% (25 bps)
GMO U.S. Core Equity Series Fund	R5	380131201	0.10% (10 bps)
GMO U.S. Core Equity Series Fund	R6	380131300	no fee

Wire:

JP Morgan Chase

Chicago, IL

ABA #: 071000 013 (For ACH Payments)

ABA #: 021000 021 (For Wire Transfer Payments)

Account Name: Mercer HR Services

Account#: 693192429

Swift Number: CHASUS33

3